UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	001-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1 per share	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	OTHER EVENTS.

On November 12, 2020, MBIA Inc. (“the Company”) issued a notice of redemption (the “Notice”) to the trustee of the outstanding 6.40% senior notes due 2022 (the “Notes”) issued pursuant to an Indenture, dated August 1, 1990, as amended by the Supplemental Indenture dated as of August 22, 2002, and the Second Supplemental Indenture dated as of November 21, 2012 (collectively, the “Indenture”), between the Company and The Bank of New York Mellon as Trustee (the “Trustee”). The Notice calls for the redemption of the remaining $114,582,000 aggregate principal amount of the Notes on December 15, 2020. The redemption price is equal to 100.00% of the aggregate principal amount of the remaining Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”) in accordance with the provisions of the Indenture governing the Notes. A copy of the Notice is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 8.01 as if fully set forth herein.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Notice of Redemption of 6.40% Senior Notes due August 15, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Jonathan C. Harris
Jonathan C. Harris
General Counsel

Date: November 12, 2020